UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2015, the Registration Statement on Form S-1 (SEC File No. 333-197330) (the “Registration Statement”) relating to the initial public offering of 10,000,000 units (“Units”) of Harmony Merger Corp. (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”). On March 24, 2015, the Company announced the foregoing information in a press release.

Additionally, on March 23, 2015, the Company entered into various agreements filed as exhibits to the Registration Statement and filed its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware in substantially the same form as previously included as an exhibit to the Registration Statement. The material terms of such agreements and the amended and restated certificate of incorporation are fully described in the Company’s final prospectus, dated March 23, 2015, as filed with the SEC on March 24, 2015. This Current Report on Form 8-K is being filed solely to file such executed agreements and the filed amended and restated certificate of incorporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)     Exhibits:

Exhibit	Description

1.1	Underwriting Agreement between the Company and Cantor Fitzgerald & Co., as representative of the several underwriters.

3.2	Amended and Restated Certificate of Incorporation.

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.3	Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Company’s Initial Stockholders.

10.4	Registration Rights Agreement between the Company and certain security holders of the Company.

99.1	Press Release, dated March 24, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2015

HARMONY MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

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